Exhibit 99.1

Navistar, Inc. 2701 Navistar Drive Lisle, IL 60532 USA P : 331-332-5000 W : navistar.com

Media contact:	Bre Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	Navistar.com/News

NAVISTAR TO SELL MELROSE PARK, ILL. CAMPUS TO DEVELOPER

Comprehensive Redevelopment of Site Will Create New Local Jobs, Tax Revenue

LISLE, Ill. – January 13, 2021 – Navistar International Corporation (NYSE: NAV) plans to sell its Melrose Park, Illinois facility to a developer who has an actionable plan to redevelop the parcel into a state-of-the-art industrial business park. Navistar estimates that half of the facility’s current workforce will be transferred to other facilities. The company expects to cease operations at the Melrose Park campus by November 2021.

The property sale is part of Navistar’s continued adaptation to rapid changes in the industry, as well as its own operations. Engine manufacturing is no longer present at the facility, and Navistar’s need for engine testing has significantly decreased due to reductions in the company’s manufacturing of engines and the trucking industry’s increasing interest in alternative fuel drivetrains.

“Given changes at Navistar and in the industry, it no longer makes sense to maintain a facility of that size,” said Phil Christman, president of operations for Navistar. “Further investment in the Melrose Park property would divert substantial resources away from investments in new technologies and products. While this decision is difficult, it is necessary to best position Navistar for the future and to unlock economic growth for the Melrose Park community.”

Navistar believes that the site’s comprehensive redevelopment will more than double property tax revenue for local governments from current levels, and that the redeveloped site will lead to substantially more local jobs than Navistar’s current operations provide.

“The hardest decision we can make is to part with dedicated colleagues at a property that has been integral to our company’s history,” said Persio Lisboa, Navistar president and CEO. “We’re confident the sale of the Melrose Park property will spur a sizeable reinvestment in the community, resulting in new jobs and economic opportunity.”

The company will take an approximate $85 million charge as a result of the exit from the facility, including approximately $40 million of cash-related charges.

Navistar expects the sale agreement and subsequent divesture of the Melrose Park property to be completed by the end of 2021.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

All marks are trademarks of their respective owners.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Navistar International Corporation assumes no obligation to update the information included in this press release. Such forward-looking statements include our expectations as to the portion of the Melrose Park Facility workforce that will be transferred to the Company’s other facilities, our expectations concerning the amount of pre-tax charges that will be incurred and information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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